UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      March 3, 2003

                  RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-16856                  13-3368726
----------------------------       -------------           -----------------
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
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(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 2.  Acquisition or Disposition of Assets

     On March 3, 2003, Resources Accrued Mortgage Investors 2, L.P., a Delaware limited partnership (the "Partnership), acquired the deed to the property commonly known as Sierra Marketplace, a community shopping center located at South Virginia Street and East Moana Lane in Reno, Nevada (the "Property"), from High Cash Partners, L.P., a Delaware limited partnership ("High Cash"). The Partnership acquired the Property in lieu of foreclosure under the terms of the Mortgage Loan Modification Agreement between the Partnership and High Cash which became effective on January 31, 2001 (the "Modification"). Prior to the Partnership's acquisition of the Property, the Property secured one of several zero coupon first and junior mortgage loans in which the Partnership initially invested the net proceeds of its 1988 initial public offering (the "Loan").

     In an effort to maximize the financial viability of the Property, the Partnership intends to remodel and renovate the Property and to attempt to create synergies between the Property and the property adjacent to the Property which is controlled by an affiliate of the general partner of the Partnership (the "General Partner"). Another affiliate of the General Partner oversees the management of the Property. An entity affiliated with the General Partner began leasing space at the Property in March 1992 and currently leases approximately 5,100 square feet of retail space at the Property at a monthly rent of approximately $4,400.


ITEM 7.  Financial Statements and Exhibits

     (a) Financial statements

         Not applicable.



     (b) Pro forma financial information

         Not applicable.


     (c) Exhibits

         Not applicable.
















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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 14th day of March, 2003.


                                RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.

                                By: Maxum LLC
                                Its General Partner

                                By: /s/ Ben Farahi
                                ------------------
                                Ben Farahi, Manager











































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